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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                ---------------


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): April 9, 1998 (March 26, 1998)



                  GRAND PRIX ASSOCIATION OF LONG BEACH, INC.
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              (Exact Name of Registrant as Specified in Charter)



                                  California
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                (State or Other Jurisdiction of Incorporation)



          1-11837                                         95-2945353
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     (Commission File Number)                             (IRS Employer
                                                        Identification Number)



          3000 Pacific Avenue
           Long Beach, CA                                       90806
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     (Address of Principal Executive Offices)                 (Zip Code)



Registrant's telephone number, including area code: (562) 981-2600
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ITEM 5.       OTHER EVENTS.

      Dover Downs Entertainment, Inc. ("Dover"), FOG Acquisition Corporation, a wholly-owned newly formed subsidiary of Dover ("Acquisition Sub") and Grand Prix Association of Long Beach, Inc. ("Grand Prix") entered into an Agreement and Plan of Merger, dated as of March 26, 1998 (the "Agreement"), pursuant to which at the Effective Time under and as defined in the Agreement, Grand Prix shall be merged with Acquisition Sub (the "Merger"). As a result, Grand Prix shall become a wholly-owned subsidiary of Dover.

      The Merger contemplates that each shareholder of Grand Prix will receive .63 shares of common stock, par value $.10 per share, of Dover (the "Dover
Common Stock") for each share of common stock, no par value, of Grand Prix (the "Grand Prix Common Stock") owned by such shareholder immediately prior to the Effective Time, subject to certain adjustments if the fifteen consecutive business day average closing sales price of Dover Common Stock prior to the Effective Time is greater than $32.00 per share or less than $21.00 per share, provided that the exchange ratio shall not be greater than .6963 nor less than
 .5929.

      Certain shareholders of Grand Prix, representing approximately 38 percent of the outstanding Grand Prix Common Stock on a fully diluted basis (which when combined with shares of Grand Prix Common Stock owned by Dover aggregate greater than 50% of the fully diluted shares of Grand Prix Common Stock), have entered into support agreements with Dover pursuant to which they have granted to Dover a proxy to vote their shares in favor of the Merger, in favor of the election of up to three nominees of Dover to the Board of Directors of Grand Prix and against certain matters. In addition, such shareholders have granted an option to Dover to purchase their shares of Grand Prix Common Stock upon termination of the Agreement under certain circumstances specified in the support agreements. Certain holders of the capital stock of Dover, representing more than a majority of its voting power, have similarly granted Grand Prix a proxy to vote their shares of Dover Common Stock in favor of the Merger, in favor of the election of Christopher R. Pook, the Chairman and Chief Executive Officer of Grand Prix, as a director of Dover and against certain matters.

      The Merger has been approved by the Board of Directors of both Dover and Grand Prix, and is expected to be consummated in June 1998. It is subject to approval of the shareholders of Grand Prix, the approval by the stockholders of Dover, expiration of the Hart-Scott-Rodino waiting period and certain other customary conditions.

      Pursuant to the Agreement, Grand Prix makes certain customary representations and warranties to Dover and Dover makes certain customary representations and warranties to Grand Prix. The representations and warranties will not survive the Effective Time of the Merger.

      The Agreement provides that the obligations of Dover to close the Merger are conditioned upon, among other things: (i) the accuracy of the representations and warranties made by Grand Prix at the Effective Time and compliance with covenants made by Grand Prix prior to the Effective Time, subject to certain threshold levels with respect to materiality; (ii) the absence of any material adverse change in the financial condition or operations of Grand Prix

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prior to the Effective Time; (iii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); and (iv) the absence of any injunction which prevents the consummation of the Merger.

     The Agreement provides that the obligations of Grand Prix to close the Merger are conditioned upon, among other things: (i) the accuracy of the representations and warranties made by Dover at the Effective Time and compliance with covenants made by Dover prior to the Effective Time, subject to certain threshold levels with respect to materiality; (ii) the absence of any material adverse change in the financial condition or operations of Dover prior to the Effective Time; (iii) the expiration or termination of any applicable waiting period under the HSR Act; and (iv) the absence of any injunction which prevents the consummation of the Merger.

     The Agreement provides that Dover will increase its Board of Directors to ten (10) members and that Dover will use its best efforts to nominate Christopher R. Pook for election as a Class I Director of Dover for the remainder of a three year term, all subject to the approval of Dover's stockholders. If Mr. Pook is employed at the end of such three year term, Dover has agreed to use its best efforts to nominate Mr. Pook for re-election as a director for an additional three year term, subject to the approval of Dover's stockholders.

     Christopher R. Pook and James P. Michaelian (the Chief Operating Officer of Grand Prix) each entered into five year employment agreements, dated March 26, 1998, with Dover (the "Pook Agreement" and the "Michaelian Agreement," respectively, and collectively the "Employment Agreements") effective as of the Effective Time. The Pook Agreement provides that Mr. Pook will be employed as Chairman and Chief Executive Officer of Grand Prix and the Michaelian Agreement provides that Mr. Michaelian will be employed as the Chief Operating Officer for Grand Prix. The Employment Agreements include covenants not to compete and restrictions on the amount of Dover Common Stock Messrs. Pook and Michaelian may sell in any calendar year.

     Prior to the execution of the Agreement, Dover entered into stock purchase agreements with Penske Motorsports, Inc. ("PMI") and Midwest Facility Investments, Inc. ("MFI") pursuant to which, on March 26, 1998, Dover acquired 680,000 shares of Grand Prix Common Stock (the "Acquired Shares") at $15.50 per share in cash (340,000 from PMI and 340,000 from MFI). The 680,000 shares of Grand Prix Common Stock were purchased for $10,540,000. The Company has been advised by Dover that the funds to purchase such shares were from Dover's available cash. In connection with such purchases, Christopher R. Pook and James
P. Michaelian, as representatives of the shareholders of Grand Prix who are parties to that certain right of first refusal agreement, dated August 8, 1997 (the "ROFR Agreement"), consented to such purchases by Dover. As a condition to such consents, PMI and MFI agreed that upon the sale of such shares the ROFR Agreement shall terminate and that the transaction with Dover shall not be an event terminating the standstill provisions of those certain stock purchase agreements with PMI and MFI, respectively, dated August 8, 1997. Effective upon the acquisition of the Acquired Shares by Dover, H. Lee Combs and Gregory Penske, members of the Board of Directors of Grand Prix nominated by MFI and PMI, respectively, resigned as directors of Grand Prix.

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     The Agreement provides that Grand Prix shall take all corporate action necessary to appoint three nominees of Dover to the Board of Directors of Grand Prix and to nominate three nominees of Dover to the Board of Directors of Grand Prix for the period commencing upon the execution of the Agreement and terminating upon the earlier of one year after the date of the Agreement or the date upon which Dover ceases to beneficially own at least eighty percent of the Acquired Shares.

     Each party will pay its own costs and expenses incurred relative to the Agreement. The Agreement includes a termination fee of $3,000,000 payable to Dover upon the consummation of an alternative proposal or offer to purchase all or any significant portion of the assets or equity securities of Grand Prix ("Alternative Proposal") within 12 months after the termination of the Agreement due to (i) the failure of the shareholders to approve the Merger; (ii) the withdrawal or modification of the approval or recommendation of the Merger by the Board of Directors of Grand Prix; (iii) the recommendation of an Alternative Proposal by the Board of Directors of Grand Prix; or (iv) the exercise by the Board of Directors of Grand Prix of its fiduciary obligation if Grand Prix receives an Alternative Proposal which the Board of Directors of Grand Prix believes is superior from a financial point of view to the Merger and is reasonably likely to be consummated.

     A Registration Rights Agreement, dated March 26, 1998 (the "Registration Agreement"), has also been entered into between Dover and Grand Prix. The Registration Agreement provides that Dover shall have certain rights (the "Registration Rights") to cause the Acquired Shares or any additional shares of Grand Prix Common Stock acquired by Dover, to be registered under the Securities Act of 1933, as amended (the "Securities Act"), for the three year period after the date of such agreement. Not later than sixty days after termination of the Agreement pursuant to certain specified provisions, Dover has the right, subject to certain limitations to cause Grand Prix to file a shelf registration statement under the Securities Act registering such securities for up to three
(3) years. Grand Prix has the right to prohibit sales pursuant to such shelf registration in certain circumstances. Pursuant to the Registration Agreement, Dover also has the right, subject to certain limitations, to cause registrable securities to be included in any registration statement under the Securities Act filed by Grand Prix, other than a Registration Statement on Form S-4 or S-8.

     The above provides a brief description of certain terms of the Merger and the related transactions and is qualified in its entirety by reference to the Agreement and Plan of Merger and other exhibits attached to this Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)   Exhibits.

          The following Exhibits, from which exhibits and schedules have been omitted and will be furnished to the Commission upon its request, are filed with this report on Form 8-K:

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     2.1  Agreement and Plan of Merger dated March 26, 1998 between Dover Downs
          Entertainment, Inc., FOG Acquisition Corporation, a wholly-owned subsidiary of Dover and Grand Prix Association of Long Beach, Inc.

     2.2 Support Agreement dated March 26,1998 between Grand Prix Association of Long Beach, Inc. and two (2) stockholders of Dover Downs Entertainment, Inc.

     2.3 Support Agreement dated March 26, 1998 between Dover Downs Entertainment, Inc. and numerous stockholders of Grand Prix Association of Long Beach, Inc.

     2.4 Registration Rights Agreement dated March 26, 1998 between Grand Prix Association of Long Beach, Inc. and Dover Downs Entertainment, Inc.

     2.5 Letter Agreement, dated March 25,1998, from Midwest Facility Investments, Inc. to Christopher R. Pook and James P. Michaelian, as Shareholders' Representatives for certain of the shareholders of Grand Prix Association of Long Beach, Inc.

     2.6 Letter Agreement, dated March 26, 1998, from Penske Motorsports, Inc. to Christopher R. Pook and James P. Michaelian, as Shareholders' Representatives for certain of the shareholders of Grand Prix Association of Long Beach, Inc.

     2.7 Employment Agreement, dated March 26, 1998, between Christopher R. Pook and Dover Downs Entertainment, Inc.

     2.8 Employment Agreement, dated March 26, 1998, between James P. Michaelian and Dover Downs Entertainment, Inc.

    99.1  Press Release


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Grand Prix Association of Long Beach, Inc.

Date: April 9, 1998               By: /s/ Christopher Pook
                                     --------------------------------
                                        Name: Christopher R. Pook
                                        Title: President

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